EXHIBIT 99.1

Simmons First National Corporation Declares $0.23 Per Share Dividend

PINE BLUFF, Ark., Nov. 23, 2015 (GLOBE NEWSWIRE) -- Simmons First National Corp.'s (NASDAQ:SFNC) board of directors declared a regular $0.23-per-share quarterly cash dividend payable Jan. 1, 2016, to shareholders of record Dec. 15, 2015. This dividend represents a $0.01-per-share, or 4.5 percent, increase above the dividend paid for the same period last year.

Simmons First National Corp. is a financial holding company headquartered in Pine Bluff, Ark., with total assets of $7.6 billion. The company conducts financial operations in Arkansas, Kansas, Missouri and Tennessee. The company's wholly owned subsidiary, Simmons First National Bank, offers comprehensive financial solutions delivered with a client-centric approach. The company's common stock trades on the NASDAQ Global Select Market under the symbol "SFNC."

CONTACT: FOR MORE INFORMATION CONTACT:
         J. BURTON HICKS
         Chief of Staff and Investor Relations Officer
         Simmons First National Corporation
         (870) 541-1000